 Exhibit 10.3

NEITHER THIS CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”), NOR THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS, AND HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS, INCLUDING, WITHOUT LIMITATION, THE EXEMPTION CONTAINED IN SECTION 4(2) OF THE SECURITIES ACT.  NEITHER THIS NOTE NOR SUCH SECURITIES MAY BE SOLD OR TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT HAS BECOME AND IS THEN EFFECTIVE WITH RESPECT TO SUCH SECURITIES, (2) THIS NOTE OR SUCH SECURITIES, AS APPLICABLE, IS TRANSFERRED PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT (OR ANY SUCCESSOR RULE) OR (3) THE COMPANY (AS HEREINAFTER DEFINED) HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT, TO THE EFFECT THAT THE PROPOSED SALE OR TRANSFER OF THIS NOTE OR SUCH SECURITIES IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND ALL OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

US$______	April 22, 2013

ULTRA SUN CORPORATION

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Ultra Sun Corporation, a Nevada corporation (the “Company”), hereby promises to pay to the order of __________, a _________, or such person’s successors and assigns (collectively, the “Holder”), at the address of Holder set forth on the signature page hereto, or at such other place as Holder may designate, the principal amount of __________________ and No/100 U.S. Dollars (US$________) (“Principal”), together with all accrued and unpaid interest hereunder, on or before May 31, 2016  (the “Maturity Date”).  Interest shall accrue and be payable as specified in Section 2.

This Note and a ______ note to Holder dated of even date herewith in the principal amount of $________ are being issued to consolidate and replace the following promissory notes that were previously issued by the Company to Holder: (i) the 8% Note dated _________ in the principal amount of $________; (ii) the 8% Note dated _________ in the principal amount of $________; (iii) the 8% Note dated ____________ in the principal amount of $_______; and (iv) the 8% Note dated ________ in the principal amount of $________, together with accrued and unpaid interest on such notes from their respective dates of issuance through the date of this Note in the aggregate amount of $________.  The Holder has not given or paid any consideration to the Company in connection with the consolidation of such notes or the provisions herein with respect to the conversion of this Note into shares of the Company’s common stock.

This Note is convertible into securities of the Company as provided herein.

The following is a statement of the rights of the Holder and certain conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.  Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) “Business Day” means a day (i) other than Saturday or Sunday, and (ii) on which commercial banks are open for business in the State of Utah.

(b) “Default Rate” means an interest rate of fifteen percent (15%) per annum.

(c) “Event of Default” has the meaning given in Section 6 hereof.

(d) “Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by the Holder in connection with this Note under applicable law.

(e) “Holder” shall mean the person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

(f) “Note” shall mean this Convertible Promissory Note.

(g) “Obligations” means all debts, liabilities and obligations of the Company to the Holder under this Note, including all unpaid Principal of this Note, all Interest accrued hereon, and all other amounts payable by the Company to the Holder hereunder, whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

2.  Interest.  Interest shall accrue on all outstanding Principal from the date hereof until paid at a rate of Eight Percent (8%) per annum (“Interest”).  Interest shall be computed on the basis of the actual number of days elapsed and a year of three hundred sixty (360) days.  During the existence of an Event of Default, Interest shall accrue on all outstanding Principal at the Default Rate.

3.  Prepayment.  The Principal and Interest may not be prepaid by the Company without the prior written consent of the Holder.

4.  Conversion.

(a)  Until the repayment in full of this Note, in the sole and absolute discretion of the Holder, the Principal (but not the Interest) of this Note shall be convertible at any time, and from time to time, into that number of shares of the Company’s common stock, par value $0.001 (the “Shares”), that would constitute Four and Twenty-Five Hundredths Percent (4.25%) of the issued and outstanding shares of the Company’s common stock on the conversion date, after giving effect to the issuance of shares upon such conversion, for each Ten Thousand Dollars ($10,000) in Principal converted.  No fractional shares shall be issued in connection with the conversion of this Note and any fractional shares that would otherwise be issuable shall be rounded to the nearest whole share.  For purposes of illustration only, assuming that on the date of conversion the Company had 50,000,000 shares of common stock issued and outstanding, the conversion of $10,000 in Principal of this Note would result in the issuance to the Holder of 2,219,321 shares of the Company’s common stock (50,000,000/.9575 = 52,219,321.15; 52,219,321 – 50,000,000 = 2,219,321).  The conversion of this Note may be effected by the Holder from time to time up to a maximum of four occurrences by submitting to the Company a notice of conversion in substantially the same form as that attached hereto as Exhibit “A.”  This Note may be converted in Principal amounts less than or greater than $10,000, in which event the conversion rate shall be applied on a pro rata basis.  Notwithstanding the foregoing, in no event shall this Note be convertible for an amount of Principal less than $2,000 unless the then outstanding Principal balance of the Note is less than $2,000 and the entire outstanding balance is converted.

(b)  On each conversion date the Company shall pay to the Holder the accrued and unpaid Interest through the conversion date and shall make the appropriate reduction to the Principal due and payable on such date and shall provide written notice thereof to the Holder as well as a description of the derivation thereof.  Within three (3) business days following each conversion date, the Company shall issue instructions to its transfer agent to issue the required number of Shares to the Holder.  The Shares shall be deemed to have been issued on the date the notice of conversion is received by the Company.  The Holder shall be treated for all purposes as the holder of record of the Shares unless the Holder provides the Company with written instructions to the contrary or as otherwise required by law.

(c)  If the Company shall at any time from the date hereof through the repayment of this Note in full or the earlier conversion in full hereof, by reclassification or otherwise, change the Company’s common stock into the same or a different number of securities of any class or classes, or effect a split or reverse split of the Company’s common stock, this Note, as to the unpaid Principal, shall continue to evidence the right purchase Four and Twenty-Five Hundredths Percent (4.25%) of the then issued and outstanding shares of the Company’s common stock for each $10,000 of Principal converted and such conversion ratio shall not be adjusted as a result of such reclassification or other action.

(d)  The Company covenants that until the repayment in full of this Note or the earlier conversion in full hereof, the Company will reserve from its respective authorized and unissued shares of common stock a sufficient number of shares, free of preemptive rights, to provide for the issuance of the Shares upon the full conversion of this Note.  The Company is required to have authorized and reserved such number of shares of Company common stock as is actually issuable upon full conversion of this Note.  The Company represents that upon issuance of the Shares, such Shares shall be duly and validly issued, fully paid, and nonassessable.  The Company agrees that its issuance of this Note shall constitute full authority to the respective officers and agents of the Company who are charged with the duty of executing certificates, if any, to execute and issue the necessary Shares in accordance with the terms and conditions of this Note.

(e)  Upon any partial conversion of this Note pursuant to Section 3(b), a new Note containing the same date, terms, and provisions shall, at the request of the Holder, be issued by the Company to the Holder for the Principal balance of this Note and the Interest which shall not have theretofore been paid.

(f)  No fraction of a Share will be issued upon conversion, but the number of such Shares issuable shall be rounded to the nearest whole Share.

(g)  Nothing contained in this Note shall be construed as conferring upon the Holder or any other person or entity the right to vote or to consent or to receive notice as a shareholder in respect of meeting of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company; and no dividends shall be payable or accrued in respect of this Note.

(h)  If at any time during the three year period following the automatic or voluntary conversion of this Note, the Company shall determine to prepare and file with the United States Securities and Exchange Commission (the “SEC”) a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended (the “Securities Act”) of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to the Purchaser a written notice of such determination and, if within twenty (20) days after the date of the delivery of such notice, the Purchaser shall so request in writing, the Company shall at its expense include in such registration statement all or any part of the Shares acquired by Purchaser upon conversion of this Note which the Purchaser requests to be registered; provided, however, that the Company shall not be required to register any securities pursuant to this Section 3(i) that are eligible for resale pursuant to Rule 144 (without volume restrictions or current public information requirements) promulgated by the Securities and Exchange Commission pursuant to the Securities Act or that are the subject of a then effective registration statement.  If the registration, as described above, involves an underwritten offering, the Company will not be required to register the Shares in excess of the amount that the principal underwriter reasonably and in good faith recommends may be included in such offering (a “Cutback”), which recommendation, and supporting reasoning, shall be delivered to the Holder.  If such a Cutback occurs, the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner: (i) first, to the Company for any securities it proposes to sell for its own account, and (ii) second, to the Holder and other holders of stock of the Company requesting inclusion in the registration, pro rata among the respective holders thereof on the basis of the number of shares for which each such requesting holder has requested registration.

5.  Highest Lawful Rate. Notwithstanding any provision to the contrary contained herein, if during any period for which Interest is computed hereunder, the amount of Interest computed on the basis provided for in this Note, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such Interest computed on the basis of the Highest Lawful Rate, the Company shall not be obligated to pay, and the Holder shall not be entitled to charge, collect, receive, reserve or take Interest in excess of the Highest Lawful Rate, and during any such period the Interest payable hereunder shall be computed on the basis of the Highest Lawful Rate.

6.  Events of Default. Any of the following events which shall occur shall constitute an “Event of Default”:

(a) the Company shall fail to pay when due any amount of Principal or Interest hereunder or other amount payable hereunder; or

(b) the Company shall: (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or any material part of its property; (ii) admit in writing its inability to pay its debts generally as they become due; (iii) make a general assignment for the benefit of any of its creditors; (iv) be dissolved or liquidated in full or in part; (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vi) take or approve any action for the purpose of effecting any of the foregoing; or

(c) proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or any material part of its property, or a voluntary or involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect, shall be commenced and such involuntary case or proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or an order for relief shall be entered against the Company under the federal bankruptcy laws as now or hereafter in effect; or

 (d) a default or event of default under any agreement of the Company shall occur that gives the holder of any other indebtedness for borrowed money of the Company the right to accelerate the maturity of such indebtedness; or

 (e) a default or event of default shall occur under any agreement of the Company that could reasonably be expected to result in damages in excess of $25,000 and Holder shall not have consented in writing to the occurrence of such default; or

(f) the Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note and (i) such failure shall continue for fifteen (15) days, or (ii) if such failure is not curable within such fifteen (15) day period, but is reasonably capable of cure within thirty (30) days, either (A) such failure shall continue for thirty (30) days or (B) the Company shall not have commenced a cure in a manner reasonably satisfactory to Holder within the initial fifteen (15) day period; or

(g) any representation or warranty made or furnished by or on behalf of Company to Holder in writing in connection with this Note shall be false, incorrect, incomplete or misleading in any material respect when made or furnished.

Upon the occurrence of any Event of Default, (x) the Holder may at any time declare all unpaid Obligations to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company; (y) the Holder may exercise all rights and remedies available to the Holder hereunder and applicable law, and (z) in the case of an Event of Default described in Section 6(b) or 6(c), all unpaid Obligations shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly and irrevocably waived by the Company.

7.  Representations of Holder.  Holder represents that this Note is being acquired without a view to, or for resale in connection with, any distribution of such Note or any interest herein without registration or other compliance under the Securities Act of 1933, as amended (the “Securities Act”), and that Holder has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking. Holder understands that neither this Note nor the shares of common stock issuable upon conversion hereof have been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering.  Holder acknowledges that this Note and any shares issued upon conversion hereof must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available; except as expressly set forth herein the Company is under no obligation to register the Shares under the Securities Act or the Securities Exchange Act of 1934, as amended; the Company’s registrar and transfer agent will maintain a stop transfer order against the registration of transfer of this Note; and this Note and the certificates for any shares issued upon conversion hereof will be bear a legend restricting their further transfer in the absence of compliance with the Securities Act.

8.  Successors and Assigns. Subject to the restrictions on transfer described in Section 10, the rights and obligations of the Company and the Holder hereunder shall be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and transferees of the parties.

9.  Amendments and Waivers. This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Company and Holder.  Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

10.  Transfer of this Note. Transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company.  Prior to presentation of this Note for registration of transfer, the Company shall treat the registered Holder hereof as the owner and the Holder of this Note for the purpose of receiving all payments of Principal and Interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

11.  Assignment or Delegation by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned or delegated in whole or in part by the Company without the prior written consent of Holder.

12.  Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon the Company or Holder under this Note shall be in writing and mailed or delivered to each party to its address set forth on the signature page hereto (or to such other address as the recipient of any notice shall have notified the other in writing).  All such notices and communications shall be effective (a) when sent by a commercially recognized means of overnight delivery providing confirmation of receipt, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; and (c) when delivered by hand, upon delivery.

13.  Expenses; Waivers. In the event that either party hereto institutes any action or suit to enforce this Note or to secure relief from any default hereunder or breach hereof, the non-prevailing party in such action or suit shall reimburse the prevailing party for all costs and expenses, including reasonable attorneys’ fees, incurred in connection therewith. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

14.  Further Assurance. The Company shall execute, acknowledge, deliver, file, notarize and register (at its own expense) all documents, instruments, certificates, agreements and assurances and provide all information and take or forbear from all such action as the Holder may reasonably deem necessary or appropriate to achieve the purposes of the Note or satisfy the obligations of the Company hereunder.

15.  Severability. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Note shall be prohibited by or be invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Note, or the validity or effectiveness of such provision in any other jurisdiction.

16.  Cumulative Rights, etc. The rights, powers and remedies of Holder under this Note shall be in addition to all rights, powers and remedies given to Holder by virtue of any applicable law, rule or regulation of any governmental authority or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Holder’s rights hereunder. The Company waives any right to require Holder to proceed against any person or entity or to exhaust any collateral or to pursue any remedy in Holder’s power.

17.  No Waiver. No course of dealing between the Company and the Holder or any delay on the part of the Holder in exercising any rights or remedies shall operate as a waiver of any such right or remedy of the Holder.

18.  Construction.  This Note is the result of negotiations among, and has been reviewed by, the Company and Holder and this Note shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Company or Holder.

19.  Governing Law and Jurisdiction. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the internal laws of the State of Utah, without regard to the conflicts of law rules of the State of Utah or of any other jurisdiction.

20.  Waiver of Jury Trial. EACH OF THE COMPANY AND THE HOLDER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY AS TO ANY ISSUE RELATED HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE.

IN WITNESS WHEREOF, this Note has been executed by the Company as of the date first above written.

The Company:
Ultra Sun Corporation
A Nevada Corporation

By _________________________
Neil Blosch
President

Address:                1532 East St. Marks Court
Salt Lake City, Utah 84124

Acknowledged and agreed to effective as of April 22, 2013.

The Holder:

_______________________________________
________________

Address:
_____________________________
_____________________________

Ultra Sun Corporation

Schedule of 8% Convertible Promissory Notes Beneficially Owned by
Directors, Executive Officers and 10% or Greater Stockholders

The following table sets forth the name and principal amount (as of April 22, 2013) of convertible promissory notes beneficially owned by each director, executive officer and 10% or greater stockholder of Ultra Sun Corporation.

Name	Principal Amount of Notes Held
David Tobias	$30,871.64
Sadia Barrameda(1)	$36,240.62

(1)  Includes convertible promissory notes held by New Compendium Corporation of which Ms. Barrameda may be deemed to be the beneficial owner as a result of her status as an officer, director and controlling stockholder of New Compendium.